UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2022

Pathfinder Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, New York 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
On April 14, 2022, Thomas W. Schneider resigned as President, Chief Executive Officer and director of Pathfinder Bancorp, Inc. (the “Company”) and its bank subsidiary, Pathfinder Bank (the “Bank”). Mr. Schneider will assume the new position of Director of Capital Markets and Corporate Strategy of the Company.

(c)
On April 14, 2022, the Boards of Directors of the Company and the Bank appointed James A. Dowd as Interim President and Chief Executive Officer of the Company and the Bank. Mr. Dowd, age 54, joined the Bank in 1994 as Controller and was promoted to Chief Financial Officer in 2000. In 2017, he was promoted to his former position as Executive Vice President and Chief Operating Officer of the Company and the Bank. For a description of transactions between the Bank and Mr. Dowd (all residential loans), please see the section entitled “Transactions with Certain Related Persons” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2022. Mr. Dowd’s compensatory arrangements with the Company and the Bank remain the same and are described in the section entitled “Compensation of Our Named Executive Officers” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2022.

(e)
On April 14, 2022, the Company entered into a new employment agreement (the “New Agreement”) with Thomas W. Schneider pursuant to which he would become the Director of Capital Markets and Corporate Strategy of the Company.  The New Agreement cancels and supersedes Mr. Schneider’s existing employment agreement dated December 23, 2008 (the “2008 Agreement”), including any rights or benefits to which he was entitled under the 2008 Agreement.  The New Agreement has a term of two years and provides for an annual base salary of $360,000, payable biweekly and such other standard benefits as are provided to other exempt employees of the Company and the Bank.  In addition, Mr. Schneider will also be eligible to earn a one-time bonus of $100,000 based on terms and conditions specified by the Board of Directors and will be entitled to a monthly vehicle stipend of $1,000.  If Mr. Schneider is terminated without cause during the term of the New Agreement, he will be entitled to the base salary payable in equal monthly installments over the remaining term of the New Agreement, reduced by applicable deductions and withholdings, provided he enters into and does not revoke a general release of claims.  The New Agreement also contains a covenant not to compete or solicit the Company’s or the Bank’s business, customers or employees for a period of one year after Mr. Schneider’s termination of employment.

The foregoing description of Mr. Schneider’s New Agreement is qualified in its entirety by reference to the copy of the employment agreement that is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.
Item 8.01   Other Events
On April 14, 2022, the Company issued a press release announcing the Company’s leadership transition, a copy of which is attached herewith as Exhibit 99.1.
Item 9.01.   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. None.

(b)	Pro forma financial information. None.

(c)	Shell company transactions: None.

(d)	Exhibits.
10.1 Employment Agreement by and between Pathfinder Bancorp, Inc. and Thomas W. Schneider, dated April 14, 2022
99.1 Press Release, dated April 14, 2022
104 Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date:	April 19, 2022	By:	/s/ James A. Dowd
James A. Dowd
Interim President and Chief Executive Officer